UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company             □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act           □

Items reported in this filing:

Item 8.01 Other Events

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 8.01 Other Events

On April 29, 2025, Data I/O Corporation (the “Company”) issued a press release announcing that the Company had received its largest adapter order in the history of the Company.  A copy of the press release is filed as Exhibit 99.0 and incorporated herein by reference.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Announces Largest Adapter Order in Company History

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 29, 2025	By: /s/ Gerald Y. Ng Gerald Y. Ng Vice President and Chief Financial Officer

Exhibit 99.0

Data I/O Announces Largest Adapter Order in Company History

Redmond, WA, April 29, 2025 – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, announced that it has received the largest adapter order in Company history valued at nearly $1 million.  The order was placed by the European division of one of the world’s most prominent electronics distributors and is expected to be fulfilled by the end of September 2025.

“We are very excited to announce a major milestone in securing the largest single adapter order in the Company’s history of more than 50 years,” said Monty Reagan, Vice President, Sales & Marketing of Data I/O Corporation. “Equally important is that the order comes from the distribution channel market which has been one of our targeted areas for customer expansion and revenue diversification. This order demonstrates the commitment to our platform and system utilization leading to future increases in re-occurring revenue streams.”

The Company’s adapters will be used to support its premier automated programming systems known globally for speed, flexibility and fast changeover to handle any job at the lowest total cost of ownership. The adapters serve as a physical interface between the Company’s automated programming systems, such as the market leading PSV family, and a growing array of semiconductor devices, including microcontrollers, flash memory, and programmable logic devices. The Company continues to expand its library of algorithms to support customer adapter requirements enabling increased chip density, faster production cycles, improved programming yields and time-to-market advantages.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data provisioning solutions to manage   device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  Learn more at dataio.com/Company/Patents.

Learn more at dataio.com.

Forward Looking Statement

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the demand for the Company’s products and the impact from geopolitical conditions including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Investor Relations Contact:

Darrow Associates, Inc.
Jordan Darrow
+1-512-551-9296 jdarrow@darrowir.com

Media Contact:

Data I/O Corporation

Jennifer Higgins

Director Corporate Marketing

higginj@dataio.com

+1-425-867-6922